Exhibit 99.1

Contact:

ImmunoCellular Therapeutics, Ltd.

Investor Relations

Jane Green

415.348.0010 direct

415.652.4819 mobile

jane@jmgcomm.com

ImmunoCellular Therapeutics Announces Third Quarter 2015 Financial Results

ICT-107 Phase 3 Registration Trial Expected to be Initiated in November

Los Angeles, CA – November 10, 2015 – ImmunoCellular Therapeutics, Ltd. (“ImmunoCellular”) (NYSE MKT: IMUC) today announced financial results for the third quarter 2015.

Andrew Gengos, ImmunoCellular Chief Executive Officer, commented: “With the many milestones we achieved in the third quarter, and throughout this year, we believe that we have changed the trajectory and reshaped the future of ImmunoCellular, and made significant advances toward our goal of becoming a leading cancer immunotherapy company. The highlights of the quarter include reaching agreement with the FDA on the Special Protocol Assessment for the ICT-107 registrational trial in patients with newly diagnosed glioblastoma, and receiving the almost $20 million award from the California Institute for Regenerative Medicine (CIRM) to support the program. We are on the cusp of achieving a major milestone with the start of our Company’s first registrational phase 3 program, anticipated to be initiated this month. We also look forward to presenting updated ICT-107 phase 2 trial results at the Society for Neuro-Oncology (SNO) meeting on November 20th. We remain on track to achieve our goals this year, underscoring our confidence that 2015 is a year of meaningful growth, transition and value creation for our company.”

For the quarter ended September 30, 2015, the Company reported a net loss of $3.4 million, or $0.04 per basic and diluted share, compared to a net loss of $1.9 million, or $0.03 per basic and diluted share for the quarter ended September 30, 2014. During the quarter ended September 30, 2015, the Company incurred $2.6 million in research and development expenses compared to $1.5 million in the same quarter of 2014. The increase reflects costs related to the ramp-up of the phase 3 trial of ICT-107, patient enrollment in the ICT-121 phase 1 trial and ramp-up of expenses related to the Company’s Stem-to-T-cell program. These expenses were partially offset by reductions in the ICT-107 phase 2 trial, which continued to wind down, and suspension of the Company’s ICT-140 ovarian cancer program.

For the nine months ended September 30, 2015, the Company reported a net loss of $8.0 million, or $0.09 per basic and diluted share, compared to $7.3 million, or $0.12 per basic and diluted share during the same period in 2014. During the nine months ended September 30, 2015, the Company incurred additional research and development expenses. Also, during the nine months ended September 30, 2015, the Company recorded a gain of $2.3 million related to a reduction in the valuation of its derivative warrants compared to a gain of $400,000 in the same period of 2014.

The Company reported that cash used in operations during the nine months ended September 30, 2015 was $13.2 million compared to $7.8 million during the same period of 2014. The increase in cash used in operations primarily reflects additional research and development expenses and also reflects $4.0 million of vendor deposits related to the ICT-107 Phase 3 trial. These deposits will be offset against future amounts owed to these vendors. Other expenses were consistent between periods. The Company expects that research and development expenses will continue to increase in future periods as it prepares for the phase 3 trial of ICT-107 and as it expands its Stem-to-T-cell program.

On September 18, 2015 the Company received an award in the amount of $19.9 million from CIRM to partially fund the Company’s phase 3 trial of ICT-107. Under the terms of the CIRM award, the Company is obligated to share future ICT-107 related revenue with CIRM. Alternatively, the Company may convert the award to a loan. Since the Company may be required to repay some or all of the amounts awarded by CIRM, the Company plans to account for this award as a liability rather than as revenue.

As of September 30, 2015, the Company had $24.4 million in cash and cash equivalents.

Conference Call and Webcast Today

ImmunoCellular plans to hold a conference call and webcast today at 5:00 pm ET to discuss the third quarter 2015 financial results and business update. The call will be hosted by Andrew Gengos, President and CEO.

LIVE CALL:	(877) 853-5636 (toll-free); international dial-in: (631) 291-4544; conference code 65076933.

WEBCAST:	Interested parties who wish to listen to the webcast should visit the Investor Relations section of ImmunoCellular’s website at www.imuc.com, under the Events and Presentations tab. A replay of the webcast will be available one hour after the conclusion of the event.

The conference call will contain forward-looking statements. The information provided on the teleconference is accurate only at the time of the conference call, and ImmunoCellular will take no responsibility for providing updated information except as required by law.

About ImmunoCellular Therapeutics, Ltd.

ImmunoCellular Therapeutics, Ltd. is a Los Angeles-based clinical-stage company that is developing immune-based therapies for the treatment of brain and other cancers. ImmunoCellular has concluded a phase 2 trial of its lead product candidate, ICT-107, a dendritic cell-based immunotherapy targeting multiple tumor-associated antigens on glioblastoma stem cells. ImmunoCellular’s pipeline also includes: ICT-121, a dendritic cell immunotherapy targeting the CD133 antigen on stem cells in recurrent glioblastoma; ICT-140, a dendritic cell immunotherapy targeting antigens on ovarian cancer stem cells; and the Stem-to-T-cell research program which engineers the patient’s hematopoietic stem cells to generate antigen-specific cancer-killing T-cells.

Forward-Looking Statements for ImmunoCellular Therapeutics

This press release contains certain forward-looking statements, including statements regarding the development and commercialization of ICT-107, initiation of a phase 3 study of ICT-107, the advancement of the ICT-121 phase 1 trial, the development of our preclinical Stem-to-T-cell program and our ability to achieve our other clinical, operational and financial goals. These statements are based on ImmunoCellular’s current expectations and involve significant risks and uncertainties, including those described under the heading “Risk Factors” in ImmunoCellular’s most recently filed quarterly report on Form 10-Q and annual report on Form 10-K. Except as required by law, ImmunoCellular undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Consolidated Condensed Balance Sheets

	9/30/2015	12/31/2014
	(Unaudited)

Cash	$24,435,152	$23,222,296
Other current assets	1,328,955	1,219,873
Non current assets	5,086,334	736,392

Total assets	$30,850,441	$25,178,561

Current liabilities	$2,004,932	$1,289,199
Warrant liability	2,555,735	597,719
Shareholders’ equity	26,289,774	23,291,643

	$30,850,441	$25,178,561

Consolidated Condensed Statements of Operations (Unaudited)

	3 months ended 9/30/2015	3 months ended 9/30/2014	9 months ended 9/30/2015	9 months ended 9/30/2014

Revenue	$0	$0	$0	$0
Research and development	2,592,255	1,486,352	6,827,691	4,646,156
Stock based compensation	245,559	170,805	675,523	483,455
General and administrative	908,075	786,688	2,731,384	2,490,322

Loss before other expenses	(3,745,889)	(2,443,845)	(10,234,598)	(7,619,933)
Interest income	5,498	4,207	14,408	10,711
Financing expense	0	(9,478)	(88,939)	(34,078)
Change in fair value of warrant liability	339,136	559,873	2,328,298	392,940

Net loss	($3,401,255)	($1,889,243)	($7,980,831)	($7,250,360)

Net loss per share, basic and diluted:	$(0.04)	$(0.03)	$(0.09)	$(0.12)

Consolidated Condensed Balance Sheets

	9/30/2015	12/31/2014
	(Unaudited)

Cash	$24,435,152	$23,222,296
Other current assets	1,328,955	1,219,873
Non current assets	5,086,334	736,392

Total assets	$30,850,441	$25,178,561

Current liabilities	$2,004,932	$1,289,199
Warrant liability	2,555,735	597,719
Shareholders’ equity	26,289,774	23,291,643

	$30,850,441	$25,178,561

Consolidated Condensed Statement of Operations (Unaudited)

	3 months ended 9/30/2015	3 months ended 9/30/2014	9 months ended 9/30/2015	9 months ended 9/30/2014

Revenue	$0	$0	$0	$0
Research and development	2,592,255	1,486,352	6,827,691	4,646,156
Stock based compensation	245,559	170,805	675,523	483,455
General and administrative	908,075	786,688	2,731,384	2,490,322

Loss before other expenses	(3,745,889)	(2,443,845)	(10,234,598)	(7,619,933)
Interest income	5,498	4,207	14,408	10,711
Financing expense	0	(9,478)	(88,939)	(34,078)
Change in fair value of warrant liability	339,136	559,873	2,328,298	392,940

Net loss	($3,401,255)	($1,889,243)	($7,980,831)	($7,250,360)

Net loss per share, basic and diluted:	$(0.04)	$(0.03)	$(0.09)	$(0.12)